    As filed with the Securities and Exchange Commission on SEPTEMBER 5, 1996

                                                     Registration No.
                                                                      ---------

- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              --------------------

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               -------------------

                               JAVA CENTRALE, INC.
            --------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          California                              68-0268780
- -------------------------------             ----------------------
(State or other jurisdiction of                (I.R.S. Employer
incorporation or organization)              Identification Number)

                            1610 Arden Way, Suite 145
                              Sacramento, CA 95815
                                 (916) 568-2310
          ------------------------------------------------------------
          (Address, including zip code, and telephone number,including area code, of registrant's principal executive office)

                                STEVEN J. ORLANDO
                   Vice President and Chief Financial Officer
                            1610 Arden Way, Suite 145
                              Sacramento, CA 95815
                                 (916) 568-2310
          -------------------------------------------------------------
          (Address, including zip code, and telephone number, including area code, of agent for service of process)

- --------------------------------------------------------------------------------
                   The Commission is requested to send copies
                            of all communications to:

                           Philip S. Boone, Jr., Esq.
                         Rosenblum, Parish & Isaacs, PC
                        555 Montgomery Street, 15th Floor
                             San Francisco, CA 94111

- --------------------------------------------------------------------------------

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
[  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ X ]


                         CALCULATION OF REGISTRATION FEE


                                      Proposed      Proposed
  Title of Each                        Maximum       Maximum
    Class of                           Offering     Aggregate     Amount of
 Securities to be     Amount to be    Price Per     Offering    Registration
   Registered          Registered       Share        Price         Fee (1)
- --------------------------------------------------------------------------------
  Common Stock         1,300,000
                     Shares (2)(3)     $4.00(2)    $409,546.23     $141.23
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

(1) CALCULATED PURSUANT TO RULE 457(i) ON THE BASIS OF THE OFFERING PRICE OF THE NOTE ALONE. THE AGGREGATE MAXIMUM DOLLAR VALUE OF THE SHARES INTO WHICH THE NOTE CAN BE CONVERTED IS EQUAL TO THE FULL PRINCIPAL AMOUNT OF THE NOTE, AND NO PREMIUM IS PAID FOR THE SHARES BY THE HOLDER OF THE NOTE UPON CONVERSION.

(2) AT THIS PRICE PER SHARE, ALL 1,300,000 SHARES WILL NOT BE PURCHASED, AS THE MAXIMUM OFFERING PRICE IS $409,546.23. THE ACTUAL NUMBER OF SHARES WHICH MAY BE PURCHASED WILL BE DETERMINED BY THE PRINCIPAL AMOUNT OF THE NOTE DIVIDED BY THE MARKET VALUE OF THE COMPANY'S COMMON STOCK AT THE TIME OF CONVERSION, AMONG OTHER FACTORS AS PROVIDED IN THE NOTE.

(3) PURSUANT TO RULE 416, THERE ARE ALSO BEING REGISTERED SUCH ADDITIONAL SECURITIES AS MAY BE REQUIRED FOR ISSUANCE PURSUANT TO THE ANTI-DILUTION PROVISIONS OF THE NOTE.


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                               JAVA CENTRALE, INC.
                        CROSS-REFERENCE SHEET PURSUANT TO
                          ITEM 501(b) OF REGULATION S-K

- --------------------------------------------------------------------------------
ITEM    CAPTION IN FORM S-3                   LOCATION IN
                                              PROSPECTUS BY CAPTION
- --------------------------------------------------------------------------------
 1.     Forepart of the Registration
        Statement and Outside Front Cover
        Page of Prospectus  . . . . . . . .   Facing Page; Cross-Reference
                                              Sheet; and    Outside Front Cover
                                              Page
- --------------------------------------------------------------------------------
 2.     Inside Front and
        Outside Back Cover
        Pages of Prospectus . . . . . . . .   Cover Page; Available
                                              Information; Incorporation of
                                              Certain Documents by Reference
- --------------------------------------------------------------------------------
 3.     Summary Information, Risk Factors,
        and Ratio of Earnings to Fixed
        Charges   . . . . . . . . . . . . .   Risk Factors
- --------------------------------------------------------------------------------
 4.     Use of Proceeds . . . . . . . . . .   Outside Front Cover Page; Use
                                              of Proceeds
- --------------------------------------------------------------------------------
 5.     Determination of Offering Price . .   Not Applicable
- --------------------------------------------------------------------------------
 6.     Dilution  . . . . . . . . . . . . .   Not Applicable
- --------------------------------------------------------------------------------
 7.     Selling Security Holders  . . . . .   Outside Front Cover Page; Selling
                                              Security Holders
- --------------------------------------------------------------------------------
 8.     Plan of Distribution  . . . . . . .   Outside Front Cover Page;
                                              Description of the Note
- --------------------------------------------------------------------------------
 9.     Description of Securities to be
        Registered  . . . . . . . . . . . .   Outside Front Cover
                                              Page;Description of the Note and
                                              Related Agreements
- --------------------------------------------------------------------------------
 10.    Interests of Named Experts and
        Counsel . . . . . . . . . . . . . .   Not Applicable
- --------------------------------------------------------------------------------
 11.    Material Changes  . . . . . . . . .   Not Applicable
- --------------------------------------------------------------------------------
 12.    Incorporation of Certain Documents
        by Reference  . . . . . . . . . . .   Incorporation of Certain
                                              Information by Reference
- --------------------------------------------------------------------------------
 13.    Disclosure of Commission Position
        on Indemnification for Securities
        Act Liabilities . . . . . . . . . .   Indemnification of Directors and
                                              Officer
- --------------------------------------------------------------------------------

                 Subject to completion, dated September 5, 1996

                               JAVA CENTRALE, INC.

                        1,300,000 Shares of Common Stock

                              --------------------

     The 1,300,000 shares of the no par value common stock (the "Common Stock") of Java Centrale, Inc., a California corporation (the "Company") offered hereby (the "Shares") are being offered by the Company for issuance and sale upon conversion of two separate Convertible Notes (the "Notes") which were issued by the Company on January 29, 1996, to Gross Foundation, Inc., a Canadian corporation ("Gross") and Santina Holding, Inc., a Canadian corporation ("Santina", and together with Gross and their respective successors and assigns, the "Investors"); and to reoffers and resales of such Shares by the holders of the Notes following such conversion. While the Note issued to Santina is in the original principal amount of $1,000,000 and the Gross Note is in the original principal amount of $500,000, the two Notes do not otherwise materially differ as to terms. As of the date of this Prospectus, the remaining principal balance of the Gross Note is $275,750 and the remaining balance of the Santina Note is $133,796. The Notes each pay interest at 8% per annum, which interest accrues and is payable quarterly, commencing March 15, 1996, and are convertible, subject to certain restrictions, at the option of either the Investor or the Company, into that number of shares represented by the portion of the outstanding principal balance of either Note which is being converted, at a price per share equal to the lesser of (1) 78% of the daily mean average of the closing bid prices for the Common Stock on the principal market upon which it is traded for the five consecutive trading days ending one trading day prior to the date notice of the conversion is given to the Company or (2) $4.00 per share (subject to certain equitable adjustments). Both Notes will become fully due and payable on January 29, 1998, and may be converted to Common Stock at any time, at the option of the holer of each Note. The funds received by the Company from the Investors for the purchase of the Notes have been used for general corporate purposes. The Company will receive no proceeds from any reoffer or resale of a Note or the Shares following conversion of the Notes. For a more complete description of the Notes and the conversion provisions thereof, see "DESCRIPTION OF THE NOTES AND RELATED AGREEMENTS," below.

     The Company's Common Stock is listed on the NASDAQ Small Cap Market List under the symbol "JAVC." The Notes itself are not, and are not expected to be, listed for trading on any public market.

                              --------------------

    THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN MATERIAL RISKS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

                              --------------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
           ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
             ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

                       PROSPECTUS DATED SEPTEMBER   , 1996
                                                  --

                              AVAILABLE INFORMATION

     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the regional offices of the Commission located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois and 75 Park Place, 14th Floor, New York, New York 10007. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Company's Common Stock is listed on the National Association of Securities Dealers' NASDAQ Small Cap Market List, and such reports and other information concerning the Company can also be inspected at the offices of the NASD at 1735 K Street, N.W., Washington, D.C. 20006-1500.


                                TABLE OF CONTENTS
                                                                        Page No.
                                                                        --------

AVAILABLE INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . .    2
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE. . . . . . . . . . . . .    3
DESCRIPTION OF THE NOTES AND RELATED AGREEMENTS. . . . . . . . . . . . . .  4
     General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     Terms of the Note Purchase Agreements . . . . . . . . . . . . . . . . .4
     Terms of the Notes. . . . . . . . . . . . . . . . . . . . . . . . . . .5
     Terms of the Registration Rights Agreements . . . . . . . . . . . . . .7
RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
PLAN OF DISTRIBUTION . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
SELLING SECURITY HOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . 19
USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
INDEMNIFICATION OF OFFICERS AND DIRECTORS. . . . . . . . . . . . . . . . . 20
FEDERAL INCOME TAX CONSEQUENCES. . . . . . . . . . . . . . . . . . . . . . 21
LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
EXPERTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

EXHIBIT A -- Gross Foundation, Inc. Note . . . . . . . . . . . . . . . . .A-1
EXHIBIT B -- Santina Holding, Inc. Note. . . . . . . . . . . . . . . . . .B-1

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act with respect to the Common Stock offered pursuant to this Prospectus. This Prospectus omits certain information contained in the Registration Statement, and reference is made to the Registration Statement, including the exhibits thereto, for further information with respect to the Company and the securities offered hereby. Statements made in this Prospectus concerning the contents or provisions of any agreement or other document referred to herein are not necessarily complete; and each such statement is qualified in its entirety by, and reference is made to, the copy of such agreement or other document filed as an exhibit or schedule to the Registration Statement or incorporated therein by reference. For further information, reference is made to the Registration Statement and to the exhibits and schedules filed therewith, which are available for inspection without charge at the principal office of the Commission in Washington, D.C. Copies of the material containing this information may be obtained from the Commission upon payment of the prescribed fee.

     The following documents, all of which were previously filed with the Commission pursuant to the Exchange Act, are hereby incorporated by reference in this Prospectus: The Company's Annual Report on Form 10-K for the year ended March 31, 1996 and the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996. All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this Offering, also shall be deemed to be incorporated by reference herein. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that such statement is modified or superseded by a statement contained in this Prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference into this Prospectus. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The Company will provide without charge to each person to whom a Prospectus has been delivered, upon the written request of any such person, a copy of any or all of the documents referred to above that have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents. Written requests for such copies should be directed to: Steven J. Orlando, Vice President and Chief Financial Officer, Java Centrale, Inc., 1610 Arden Way, Suite 145, Sacramento, California 95815.

     No person has been authorized in connection with this offering to give any information, or to make any representation not contained in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer of any securities other than those to which it relates or an offer to any person in any jurisdiction where such an offer would be unlawful, or in which the person making such offer or solicitation is not qualified to do so. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information herein is correct as of any time subsequent to its date.

                 DESCRIPTION OF THE NOTES AND RELATED AGREEMENTS


     The following summaries of certain provisions of the Notes and related agreements do not purport to be complete, and are qualified in their entirety by reference to the terms of the Notes (which are attached as exhibits to this Prospectus), including the definition of some of the terms contained in the Notes, as well as the respective Note Purchase Agreements and the Registration Rights Agreements, which are incorporated by reference and form a part of this Prospectus. Copies of the Note Purchase Agreements and the Registration Rights Agreements may be obtained from the Company, free of charge, by contacting the Company's Chief Financial Officer at Java Centrale, Inc., 1610 Arden Way, Suite 145, Sacramento, California 95815, or by telephone at (916) 568-2310.


GENERAL

     On January 29, 1996, pursuant to two separate Note Purchase Agreements both dated January 22, 1996, the Company sold a $500,000 Convertible Note to Gross Foundation, Inc. ("Gross") and a $1,000,000 Convertible Note to Santina Holding, Inc. ("Santina;", and together with Gross and their respective successors and assigns, the "Investors"). In addition to the Note Purchase Agreements and the Notes themselves, the Company also entered into Registration Rights Agreements with both Gross and Santina. The terms of the Notes and both of the related agreements, which (except for the original principal amount of the Notes) are substantially similar in all material respects, are described below. As of the date of this Prospectus, the holder of the Gross Note had converted $224,250 of the principal balance of such Note into 500,000 shares of Common Stock; and the holder of the Santina Note had converted $866,203 of the principal balance of such Notes into 1,360,239 shares.


TERMS OF THE NOTE PURCHASE AGREEMENTS

     The Note Purchase Agreements, each of which is dated January 22, 1996, established the basis, including the escrow and Note delivery arrangements, on which the Company agreed to sell the Notes to Gross and Santina. The Note Purchase Agreements, and consequently the sale of the Notes, closed on January 29, 1996, and the Notes themselves were delivered to Gross and Santina, respectively, shortly thereafter in accordance with the terms of the Note Purchase Agreements.

     REGISTRATION OF THE NOTES AND THE SHARES.

     NO REGISTRATION OF THE NOTES. As provided in the Note Purchase Agreements, the Notes themselves have not been, and will not be, registered under the Securities Act of 1933 (the "Act"), so that neither Note may be sold or transferred unless it is subsequently registered under the Act or unless the Company first receives a reasonably satisfactory opinion of counsel to the effect that such transaction may take place without such registration pursuant to all of the terms of Rule 144 or otherwise pursuant to an exemption from the registration requirements of the Act. Neither the Company nor any other person is under any obligation to register the Notes, or to comply with the terms and conditions of any exemption under the Act with respect to any attempted sale or transfer of the Notes.

     REGISTRATION OF THE SHARES. Similarly, the Company is under no obligation to so register the Shares except as provided in the Registration Rights Agreements, which are summarized below. Except as required under the Registration Rights Agreements, neither the Company nor any other person is under any obligation to register the Shares, or to comply with the terms and conditions of any exemption under the Act with respect to any attempted sale or transfer of the Shares; and unless and until the Shares are so registered any certificate for the Shares will bear an appropriate restrictive legend.

     OTHER TERMS OF THE NOTE PURCHASE AGREEMENTS.

     The Note Purchase Agreements also require the Company to (a) file an appropriate Form D with the Securities Exchange Commission (the "SEC") with respect to the issuance of the Notes and the Shares, (b) file with the National Association of Securities Dealers, Inc. a "NASDAQ SmallCap Market Notification Form for Listing of Additional Shares and Notification Pursuant to SEC Rule 10b-17" with respect to the Shares, (c) file, for as long as Gross or Santina beneficially own the respective Notes or any of the Shares, all reports required to be filed with the SEC pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), (d) maintain its status as an Exchange Act reporting Company even if the Exchange Act, or the rules and regulations thereunder, would permit the Company to terminate its status as such, (e) instruct its transfer agent to issue Shares from time to time upon conversion of the Notes, as directed by the Company and in such denominations as may be specified by the Investors, and (f) promptly instruct its transfer agent to issue one or more Share certificates in such name and in such denominations as may be specified by the Investors, if such Investors first provide the Company with a reasonably acceptable opinion of counsel that registration of any resale by them of the Notes or any of the Shares as provided in the Note Purchase Agreements is not required under the Act.


TERMS OF THE NOTES

     Both of the Notes are dated January 29, 1996. The Note issued to Gross is in the original principal amount of $500,000, and the Note issued to Santina is in the original principal amount of $1,000,000. Portions of the original principal amount of the Notes have been converted into shares of the Company's Common Stock. As a result, as of the date of this Prospectus the outstanding principal balance of the Gross Note is $275,750 and the outstanding principal balance of the Santina Note is $133,796. Both Notes bear interest at the rate of 8% per annum, and in each case interest accrues and is payable quarterly, commencing March 15, 1996. Principal on both Notes becomes fully due and payable on January 29, 1998. The Notes may be prepaid in full or in part at any time, although if in part such prepayment must not be less than $500,000 in principal amount. Such prepayment must, however, be accompanied by an amount equal to 28.2 percent of the principal amount to be prepaid plus all accrued and unpaid interest on the principal amount being prepaid to the prepayment date. The Notes are also convertible into Common Stock, as more fully described below. The Notes are assignable, subject to restrictions on transfer imposed by applicable securities laws.

     PREPAYMENT OF THE NOTES. So long as the Company is not in default under the terms of the Notes, the Company has the right, exercisable at any time on not less than 15 days or more than 20 days written notice to the Holder, to prepay all or any part of either of the Notes. Any such prepayment, however, must be for not less than $500,000 principal amount (or any lesser principal amount which then remains unpaid). To exercise this prepayment right, the Company must pay the Holder an amount equal to the sum of (a) the principal amount to be prepaid plus (b) an additional payment equal to (i) 28.2% of that sum if such prepayment occurs prior to April 28, 1996 (the 91st day after the date on which the purchases of both Notes closed (the "Closing Date")), or (ii) 33.33% of the principal to be prepaid if the prepayment takes place on or after April 28, 1996, plus in each case all accrued and unpaid interest on the principal amount being so prepaid. Upon the prepayment of less than the entire unpaid principal amount of either Note, a new Note for the remaining principal balance of such Note, containing the same date and provisions as the Note being prepaid, must be issued by the Company to the Holder of that Note.

     CONVERSION OF THE NOTES. The Notes are both convertible into shares of the Company's Common stock (the "Shares"), at the option of either the Company or the holder or holders of the Notes (the "Holder").

          CONVERSION AT THE OPTION OF THE HOLDER. Until such time as the respective Notes are paid in full, the Holder of either Note may at its option exercise its right to convert all of the unpaid principal amount of such Note, or a portion thereof, into Common Stock, subject to certain restrictions as described below. The number of shares to be issued upon conversion will be determined by taking the principal amount to be converted and dividing it by a price per share determined pursuant to the terms of the Notes. Under the terms of the Notes, the per share conversion price will be equal to the lower of (1) 78% of the daily mean average of the closing bid prices for the Common Stock on the principal market upon which it is traded (currently the NASDAQ Small Cap Market List) for the five consecutive trading days ending one trading day prior to the date notice of the conversion is given to the Company (the "Market Average Price"), or (2) $4.00 per share (subject to certain equitable adjustments).

          If any part of either of the Notes is converted into Common Stock as described above, and the holder of such Note informs the Company of its intention to so convert, then the conversion price applicable to that portion of the principal balance of this Note will be equal to 75% of the Market Average Price.

          However, under the terms of the Notes neither Holder may not exercise its conversion rights with respect to any principal amount that would result in the beneficial ownership (within the meaning of Section 13(d) of the Securities Exchange Act of 1934) by that Holder, together with its associated persons and advisors, of more than 9.9% of the then outstanding shares of the Company's Common Stock. Further, any conversion by a Holder must be of at least $50,000 in outstanding principal on the Notes, unless the outstanding principal amount is less than $50,000, in which case the entire outstanding principal amount must be converted. Conversion of any portion of the outstanding principal balance of a Note may be made by submitting a Conversion Notice, in the form attached as an exhibit to the Notes, to the Company. The Company will then cause a certificate representing the Common Stock obtained by the conversion to be issued and, unless there is no remaining principal balance, will issue a new Note, with identical terms, representing the remaining principal balance of such Note.

          CONVERSION AT THE OPTION OF THE COMPANY. Beginning July 26, 1996, so long as the Company is not in default on the respective Notes and so long as this Registration Statement is effective, the Company shall have the right, by giving not less than ten nor more than 15 days written notice, to require the conversion of all or any part of the outstanding principal amount of either Note into shares of Common Stock at the same per share price which would have applied had the Holders exercised their rights to convert. However, the Company may not so convert an amount of principal which would result in the beneficial ownership by either Holder, collectively with its associated persons and advisors, in excess of 9.9% of the then outstanding shares of the Company's Common Stock.

     To date, the holder of the Gross Note has exercised its option to convert $224,250 in principal balance of such Note into 500,000 shares of Common Stock, and the holder of the Santina Note has exercised its option to convert $866,204 in principal balance of such Note into 1,360,239 shares of Common Stock.

TERMS OF THE REGISTRATION RIGHTS AGREEMENT

     In connection with the issuance of the Notes, the Company has entered into a separate Registration Rights Agreement with each of the investors. Each of the Registration Rights Agreements provides for certain rights to registration of the Common Stock issuable upon conversion of the Investor's Note (the "Registrable Securities"). The registration rights described below are, however, in all cases subject to the prior conditions, among others, that each Investor seeking to exercise such registration rights must (a) prior to the completion of any registration, furnish to the Company all information regarding itself, the Registrable Securities which are held by it, and its proposed method of distribution of such securities as shall be reasonably required to effect the registration of such securities, (b) execute such documents in connection with the offering as the Company may reasonably request, and (c) cooperate with the Company in connection with the preparation and filing of the Registration Statement.

     Also, in connection with any such registration, in the event that Investors holding a majority in interest of the Registrable Securities being registered under either of the two Registration Rights Agreements determine to engage the services of an underwriter, each Investor must enter into and perform its obligations under the underwriting agreement, including without limitation customary identification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement. Further, upon receipt of any notice from the Company of (a) any event of which the Company has knowledge, as a result of which the prospectus included in the registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (b) the issuance by the SEC of any stop order or other suspension of the effectiveness of the Registration Statement, such Investor must immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Investor's receipt of the copies of an appropriately supplemented or amended prospectus and, if so directed by the Company, such Investor must deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Investor's possession of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

     No Investor may participate in any underwritten registration under the Registration Rights Agreement unless such Investor (i) agrees to sell such Investor's Registrable Securities on the basis provided in any underwriting arrangements approved by the Investors entitled to approve such arrangements,
(ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents reasonably required under the terms of such underwriting arrangements, and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions and other fees and expenses of investment bankers and any manager or managers of such underwriting and legal expenses of the underwriters applicable with respect to its Registrable Securities, in each case to the extent not payable by the Company pursuant to the terms of the Registration Rights Agreement.

     MANDATORY REGISTRATION OF THE SHARES. Under the terms of the Registration Rights Agreements, on January 22, 1996 the Company filed with the SEC a Registration Statement on Form S-3 covering an aggregate of 1,500,000 of the shares of Common Stock which may be obtained by the Holders upon conversion of the Notes (the Registration Rights Agreement entered into by the Company and Santina requires the registration of up to 1,000,000 shares, while the Gross agreement requires the registration of only 500,000 shares). Such Registration Statement became effective on March 15, 1996. All of the shares so registered have been purchased by the holders of the Notes through the excercise of their respective conversion rights.

     If at any time the number of shares of Common Stock into which the Notes may be converted exceeds the number previously registered and available for issuance upon conversion of the Notes, the Company must, within ten (10) business days after receipt of a written notice from any Investor, either (a) amend the above-referenced Registration Statement, if it has not been declared effective by the SEC at that time, to register all shares of Common Stock into which the Note may be converted, or (b) if such Registration Statement has been declared effective by the SEC at that time, file with the SEC an additional Registration Statement on Form S-3 to register the shares of Common Stock into which the Note may be converted that exceed the 1,500,000 shares of Common Stock already registered. Since the holders of the Notes have, prior to the date of this Prospectus, already converted portions of their respective Notes which required the Company, under the terms of the Notes and the Registration Rights Agreement, to issue a total of 1,500,000 shares of Common Stock, this Prospectus covers an aggregate of 1,300,000 additional shares which the Company may be required to issue upon the conversion of the remaining portions of the Notes. If any offering pursuant to a Registration Statement as described in the foregoing sentence involves an underwritten offering, then the Investors who hold a majority in interest of the Shares to be issued pursuant to the conversion of each individual Note have the right to select one legal counsel, and one or more investment bankers and managers, reasonably satisfactory to the Company, to administer the offering. The Registration Statement of which this Prospectus forms a part does not involve an underwritten offering.

     EXPENSES OF REGISTRATION. All reasonable expenses, other than underwriting discounts and commissions and other fees and expenses of investment bankers and other than brokerage commissions, incurred in connection with registrations, filings, or qualifications pursuant to the Registration Rights Agreements, including without limitation all registration, listing, and qualifications fees, printers and accounting fees, and the fees and disbursements of counsel for the Company and the Investors, must be borne by the Company; PROVIDED, HOWEVER, that so long as the Company has not breached any material obligation under the respective Registration Rights Agreements the Company's obligation for fees and disbursements of counsel for each of the Investors shall be limited to $10,000; and PROVIDED, FURTHER, that each Investor must bear the fees and out-of-pocket expenses of the one legal counsel selected by it.

     INDEMNIFICATION AND CONTRIBUTION. In the event that any Registrable Securities are included in a registration statement filed pursuant to a Registration Rights Agreement, the following provisions regarding indemnification will apply, among others.

          INDEMNIFICATION BY THE COMPANY. The Company must indemnify (a) each Investor who holds such Registrable Securities, (b) the directors and officers, if any, of such Investor, (c) each person who controls any Investor within the meaning of the Securities Act or the Exchange Act, and (d) any underwriter (as defined in the Securities Act) for the Investors, and the directors and officers, if any, and other control persons (within the meaning of the Securities Act and the Exchange Act) of such underwriter (each, an "Indemnified Person"), against any losses, claims, damages, liabilities or expenses (joint or several) incurred (collectively, "Claims") to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions, or violations in the registration statement amendment thereof, or any prospectus included therein: (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such registration statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation thereunder (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). With certain limitations, the Company must also reimburse the Investors and each such Indemnified Person, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim.

          The above-described indemnification provisions (a) do not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person or underwriter for such Indemnified Person expressly for use in connection with the preparation of the registration statement, if such prospectus was timely made available by the Company, (b) are not available to the extent such Claim is based on a failure of the Investor to deliver or cause to be delivered the prospectus made available by the Company; and (c) do not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. The foregoing indemnities will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive any transfer of the Registrable Securities by the Investors which is permitted under the Registration Rights Agreements.

          INDEMNIFICATION BY THE INVESTORS. In connection with any registration statement in which an Investor is participating, each such Investor must indemnify, to the same extent and in the same manner set forth above, the Company, each of its directors, each of its officers who signs the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, any underwriter and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder or underwriter within the meaning of the Securities Act or the Exchange Act (collectively and together with an Indemnified Person, an "Indemnified Party"), against any Claim to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such registration statement; and each such Investor must reimburse any legal or other expenses reasonably incurred by it in connection with investigating or defending any such Claim; PROVIDED, HOWEVER, that the aforesaid indemnity does not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld; and PROVIDED, FURTHER, that the Investor will be liable for only that amount of a Claim which does not exceed the amount, if any, by which (a) the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such registration statement exceeds (b) the purchase price paid by such Investor for the Registrable Securities sold by such Investor pursuant to such Registration Statement. The Investor's indemnity will remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive any transfer of the Registrable Securities permitted under the Agreement.

          CONTRIBUTION. To the extent any of the foregoing indemnifications by an indemnifying party is prohibited or limited by law, the indemnifying party must make the maximum contribution with respect to any amounts for which it would otherwise be liable under the Registration Rights Agreement to the fullest extent permitted by law; PROVIDED, HOWEVER, that (a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in the Registration Rights Agreement, (b) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation, and (c) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

     REPORTS UNDER THE EXCHANGE ACT. With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration ("Rule 144"), the Company must, under the terms of the Registration Rights Agreements, (a) make and keep public information available, as those terms are understood and defined in Rule 144; (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and (c) furnish to each Investor, so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.


     ASSIGNMENT OF REGISTRATION RIGHTS. The rights to have the Company register Registrable Securities pursuant to the Registration Rights Agreement are automatically assigned by the Investors to any transferee of all or any portion of such securities (or all or any portion of either Note) of Registrable Securities if, but only if, (a) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee and (ii) the securities with respect to which such registration rights are being transferred or assigned, (c) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, and (d) at or before the time the Company received the written notice contemplated by clause (b) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions of the Registration Rights Agreement.


                                  RISK FACTORS

     THE SHARES OF COMMON STOCK OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER, IN EVALUATING AN INVESTMENT IN THE COMPANY'S COMMON STOCK, THE FOLLOWING FACTORS, IN ADDITION TO THE OTHER INFORMATION AND FINANCIAL DATA INCLUDED HEREIN AND INCORPORATED HEREIN BY REFERENCE.

HISTORICAL LOSSES

     The Company has never earned a profit in any fiscal year. Since its incorporation in 1992, the Company's operations have required (rather than provided) cash every year. In order to meet these cash requirements, the Company has from time to time sold Common Shares and preferred stock or borrowed money from Baycor Ventures. The Company recorded a loss in the development stage during its first fiscal year of operation and, since principal operations commenced, has recorded a loss for the fiscal years ended March 31, 1993, 1994, 1995, and

1996. There is no assurance that losses will not continue or that the Company will become profitable in the future.

ACCUMULATED DEFICIT AND FUTURE LOSSES

     As of June 30, 1996, the Company had an accumulated deficit of $7,688,257. The Company anticipates that the size of its losses will decrease due to anticipated development and acquisition of new Company-owned and franchised locations in the United States and Canada. However, if such developments are delayed and the Company does not realize such increased sales, its losses are likely to remain at or near previous levels. The Company cannot predict when a material improvement in profitability will be achieved. Until the Company's network of Company-owned and franchised cafes, carts, and kiosks is more fully developed, the Company will be dependent upon other sources of income, such as franchisee fees, which cannot be predicted as to timing or dollar amount.
Delays in the development of the Company's network of distribution centers for its products, as well as any potential future acquisitions or strategic mergers, could extend continuing losses and result in the need for additional financing.

RELIANCE ON GROWTH FOR PROFITABILITY

     As of June 30, 1996, the Company had a total of 101 Company-owned and franchised cafes, along with 7 licensed sites, open and operating. The Company currently intends to open, either on its own or through franchisees, up to 50 cafes during fiscal 1997, and approximately 100 cafes during fiscal 1998. By March 31, 1998 (the end of the Company's 1998 fiscal year), the Company's plans call for the Company to have a total of 286 cafes opened and operating. If the foregoing timetable is maintained, and the Company's cost structure remains comparatively stable, the Company should achieve profitability on or before March 31, 1997. There can be no assurance, however, that the Company or its franchisees will be able to open the planned new cafes, carts and kiosks or that they can be operated profitably. The Company's ability to expand will depend upon a number of factors, including selection and availability of suitable locations and franchisees; negotiation of acceptable lease terms; the securing of required state and local permits and approvals; adequate supervision of construction; hiring, training and retention of skilled management and other personnel; availability of adequate financing; and other factors, many of which are beyond the Company's control.

SUBSTANTIAL COMPETITION

     Java Centrale's whole bean coffee products compete directly against specialty coffees sold at retail through supermarkets, specialty retailers and a growing number of specialty coffee stores. The Company's coffee beverages compete directly against all restaurant and beverage outlets that serve coffee and a growing number of espresso stands, carts and stores in the North American metropolitan markets. Both the Company's whole bean coffees and coffee beverages compete indirectly against all other coffees on the market. The specialty coffee segment of the market is becoming increasingly competitive.
The coffee industry is dominated by several large companies such as Kraft, General Foods, Procter & Gamble and Nestle. Many of the Company's competitors have greater financial and marketing resources and brand name recognition and a larger customer base than the Company. Competitors with significant economic resources in both existing nonspecialty and specialty coffee businesses and companies in other retail food service businesses could at any time enter the specialty coffee market with substantially equivalent coffee products. The Company competes against both other specialty retailers and restaurants for store sites, and there can be no assurance that management will be able to continue to secure adequate sites at acceptable costs.

     Java Centrale stores compete with fast food chains, major restaurant chains, and other food service related franchisors for franchisees of its cafes, carts and kiosks. Many franchisors have greater market recognition and greater financial, marketing, and human resources than the Company does.

     Paradise Bakery competes with a variety of restaurant concepts, many of which are located in covered malls. Some competition comes from similar concepts, such as, Au Bon Pain, which is a bakery/cafe concept, or sandwich/salad concepts, such as Wall Street Deli, that are closely located to a particular Paradise Bakery. Other types of competitors are strictly bakery product driven, such as, Cinnabon and Mrs. Fields. What sets Paradise apart from most competitors is menu mix, positioning, and pricing.

FRANCHISE OPERATIONS

     The Company believes that its aquisition and operation of Paradise bakery/cafes will allow the Company to enhance the Company's expansion strategy by franchising and developing Paradise Bakery. The Company plans to expand the franchisee-owned system by late 1996 by allowing existing franchisees to expand and by developing new franchises.

     To facilitate expansion, the Company began renewing the Paradise Bakery Uniform Franchise Offering Circular with various state agencies. Renewing the circular was necessitated by the fact that registrations were not kept current prior to the acquisition. In June of 1996, the Company completed filings in Texas, Arizona, and Colorado to allow the sale of two company-owned bakery/cafes and for existing franchisees in Arizona and Colorado to develop additional locations. The Company completed other filings needed to execute Paradise Bakery's expansion plans during August of 1996.

UNPREDICTABLE FRANCHISEE REVENUES

     Historically, revenues from the Company's franchisees have been an important part of the Company's revenues, profits and financing. The Company is actively pursuing efforts to develop additional franchisee operations, as well as to extend its network of Company-owned cafes. However, the development of the Company's franchisee system is unpredictable as to timing and the amount of income which may be produced by individual franchisees.

LIQUIDITY; LIMITED CAPITAL RESOURCES

     At the Company's current level of development, the Company does not generate net cash from operations. To fund its operations, the Company requires either additional financing, sales of additional franchise licenses, or a substantial increase in its network of Company-owned cafes and carts. Based on the Company's current cost structure and other expense calculations, the Company estimates that it will break even on cash flow at approximately March 31, 1997 (the end of its 1997 fiscal year), assuming it succeeds in maintaining its schedule for the opening of new Company and franchisee-owned cafes (see "-- Reliance on Growth for Profitability" above). However, there can be no assurance that such a goal will be reached in the immediate future, if ever.

     The Company's initial capitalization was obtained through the issuance of 2,500,000 shares of no par common stock for $10,000 on March 5, 1992. In addition, the Company issued 2,950,000 shares of Series A cumulative preferred stock, in exchange for 2,950,000 shares of no par cumulative preferred stock, which were subscribed for on March 5, 1992 for proceeds of $590,000, on March 12, 1993. On March 30, 1993, the Company sold 5,000,000 shares of no par value redeemable Series B cumulative preferred stock for $1,000,000. The proceeds from the issuance of all such stock were used for capital acquisitions and operating costs of the Company during its development stage. On May 19, 1994, the Company raised $7,288,000 in net proceeds from an initial public offering of 1,500,000 shares of common stock. Of the 4,291,820 shares outstanding after the offering, 855,300 were placed in escrow and are subject to an Escrow Agreement which provides for the release of such shares on or before March 31, 1999, with earlier release based upon the financial performance of the Company. See Item 12 "Security Ownership of Certain Beneficial Owners and Management -- Escrow Agreement," below.

     The Company used a portion of the proceeds from the initial public offering to repay long term debt, purchase equipment and furniture, support the operating losses in developing the Company's operating system, and pay $500,000 as part of the purchase price to acquire the operating assets of Oh-La-La!, Inc.

     As part of the purchase price for the assets of Oh-La-La! acquired by the Company on March 31, 1995, the Company issued to Oh-La-La!, Inc. a note payable of $745,874, and assumed liabilities for tenant improvement loans related to the properties acquired of $113,306.

     In the 1996 fiscal year the Company issued 1,604,692 common shares for $3,540,722 in proceeds in a series of private placements. The Company also issued convertible debt in three separate private transactions totaling $3,500,000.

     The Company used $5,375,000 of the cash raised through the private transactions to acquire 100% of the common stock in Paradise Bakery, Inc., on December 31, 1995. Additionally, as part of the acquisition of Paradise Bakery, Inc., the Company issued notes to the seller in the amount of $1,350,000. The Company also issued notes in the amount of $46,071 to the sellers and assumed $97,950 in debt obligation associated with the asset purchase of the three Paradise Bakery locations. The Company assumed bank debt in the amount of $1,085,000 and $24,535 in lease obligations associated with the merger of Founders Venture, Inc., into Paradise Bakery, Inc.

     The Company incurred a net loss of $3,966,000 and used net cash of $2,391,000 in operating activities for the year ended March 31, 1996. The Company has developed a specific operating plan to meet the ongoing liquidity needs of the Company's operations both for the year ended March 31, 1997, and thereafter.

     During the quarter ended June 30, 1996, the Company reduced administrative salaries, certain employee benefit costs and marketing expenses. The Company has sold two Company-owned cafes and is actively pursuing the sale of assets associated with the Company's care operations. In February of 1996, the Company completed the expansion and remodeling of key Oh-La-La! locations which management believes will increase the operating margins of this division. As of July 11, 1996, the Company had obtained three separate lines of credit amounting to $925,000, of which senior management has committed to $175,000. These lines will secure all the Company's assets. In addition to the operating plan, the Company will benefit from 12 months of Paradise Bakery operating income during the year ended March 31, 1997, as compared to three months in the year ended March 31, 1996.

     Management believes that this plan, which is currently being implemented, is sufficient to meet the Company's liquidity needs for the year ended March 31, 1997, and thereafter.

DEPENDENCE ON TWO-PRODUCT LINES

     Prior to the Paradise Bakery acquisition, the Company's operations have been, to a significant extent, limited to the sale of whole bean coffees, coffee
beverages and related products.   These products are principally sold through
its Company-owned and franchised Java Centrale cafes, carts and kiosks. They presently comprise about 45% of the Company's total revenue. Although retail sales of specialty coffee increased from approximately $1.0 billion in 1990 to $1.2 billion in 1992, during the period between 1962 and 1992, per capita coffee consumption in the United States decreased significantly. Any significant health concerns with respect to coffee could have an adverse effect on coffee consumption and the Company's profitability. The Company is not presently aware of any such significant health concerns.

     By acquiring Paradise Bakery, the Company diversified its revenue base by adding a new product line of convenience-based food products. Paradise Bakery's quick service restaurant concept generates approximately 65% of the Company's revenues. Paradise Bakery features menu items that include, depending upon the type of location, specialty soups, salads and sandwiches, as well as an assortment of bakery products, including cookies, muffins, croissants and desserts that are freshly prepared and baked daily at each location.

FLUCTUATIONS IN AVAILABILITY AND COST OF GREEN COFFEE

     The Company's revenues generated by sales at Java Centrale locations are vulnerable to fluctuations in the cost and availability of green coffee. Java Centrale locations currently obtain their coffees pursuant to a Producer Agreement (the "Producer Agreement") between the Company and Coffee Bean International ("CBI"), an independent roaster. Pursuant to the Producer Agreement, the Company utilizes CBI, which, in turn, uses numerous outside brokers, to source its primary raw material, green coffee. Coffee is the world's second largest traded commodity and its supply and price are subject to volatility. Although most coffee trades in the commodity market, coffee of the quality sought by the Company tends to trade on a negotiated basis at a substantial premium above commodity coffee pricing. Prices negotiated are dependent on the market forces to create the aggregate supply and demand for premium coffee beans at the time of purchase. Supply and price can be affected by multiple factors, such as weather, politics and economics in the producing countries.

GEOGRAPHIC CONCENTRATION

     A significant amount of the currently operating Company-owned or franchised cafes are located in the States of California, Texas, and Nevada. Accordingly, the Company is susceptible to fluctuations in its business caused by adverse economic conditions in those regions. Although California's economy has been in a long recession over the past several years, there recently have been indications that it may be in the early stages of a recovery. California's economy exerts significant influence on the Nevada economy, and as a result, although other sectors of the Nevada economy have been strong, the gaming industry results in Nevada have been depressed by the poor California economic performance. Difficult economic conditions in other geographic regions into which the Company may expand may also adversely affect the Company's results of operations. In addition, consumer preferences and tastes vary from region to region, and there can be no assurance that consumers located in the regions in which the Company intends to expand will be as receptive to specialty coffees as consumers in existing markets.

DEPENDENCE ON KEY PERSONNEL

     Management of the Company is dependent to a large degree on the services of Richard D. Shannon, Gary C. Nelson, Thomas A. Craig and Steven J. Orlando. Loss of the services of Mr. Shannon, Mr. Nelson, Mr. Craig or Mr. Orlando could have a material adverse effect on the Company's business. In addition, the Company believes that in order to succeed in the future it will be required to continue to attract, retain and motivate additional highly skilled executive, sales and other employees.

NO PROPRIETARY PROCESS

     Because Java Centrale stores and kiosks do not have any patents for their roasting specifications or the processes for preparing several of its coffee-related beverages, competitors may be able to copy such specifications or processes. Moreover, there can be no assurance that competitors will not be able to develop processes more advanced than those of the Company.

LIMITED REGISTRATION PERIOD

     The Company does not intend to maintain indefinitely the effectiveness of the Registration Statement of which this Prospectus forms a part. From and after December 31, 1997, the Registration Statement will no longer be effective (unless the Company has elected to extend its effectiveness), and once the Registration Statement has been allowed to lapse the shares described herein may no longer be sold in reliance upon this Prospectus or the Registration Statement.

SUBSTANTIAL AMOUNT OF SHARES AVAILABLE FOR FUTURE SALE

     Sale of a substantial number of Common Shares in the public market following this Offering could adversely affect the market price of the Common Shares. The Company's Articles of Incorporation authorize the issuance of 25,000,000 shares of Common Stock, of which only 10,082,980 shares were outstanding as of June 30, 1996, and 25,000,000 shares of preferred stock, of which no shares were outstanding as of the date of this Prospectus.
As a matter of corporate policy, the Company intends to issue shares of its Common Stock as part of the consideration for future acquisitions and other transactions, where the use of such shares appears to be appropriate and cost-effective. The Company may, in the discretion of the Board of Directors, also issue shares in public or private offerings as a means of raising capital, or as a means of compensating and providing incentives to the Company's officers, directors, and consultants. The Board of Directors is not normally required to obtain shareholder approval for any such issuances.

POSSIBLE FUTURE ISSUANCES OF COMMON STOCK AND OTHER SECURITIES

     Additional Common Shares of the Company may be issued at any time by the Board of Directors, without stockholder approval. The issuance of any such additional Common Shares may have an adverse effect on the market price of the Common Shares offered hereby. As a matter of corporate policy, the Company intends to issue shares of its Common Stock as part of the consideration for future acquisitions and other transactions, where the use of such shares appears to be appropriate and cost-effective, or as a means of compensating and providing incentives to the Company's officers, directors, and consultants. As of June 30, 1996, the Company had outstanding a total of 4,157,000 options or warrants to issue shares of its Common Stock, at prices ranging from $0.25 to $9.90 per share. Additionally, there were then outstanding three Convertible Notes, which provided, in the aggregate, for the potential issuance of a total of 2,450,607 new shares of Common Stock upon conversion of such Notes.

     Shares of preferred stock or other securities of the Company may also be issued by the Board of Directors, without stockholder approval, on such terms as the Board may determine. The rights of the holders of Common Shares will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. Moreover, although the ability to issue preferred stock may provide flexibility in connection with possible acquisitions and other corporate purposes, such issuance may make it more difficult for a third party to acquire, or may discourage a third party from acquiring a majority of the voting stock of the Company. The Company has no current plans to issue any shares of preferred stock.

NO CASH DIVIDENDS

     The Company has never paid any cash dividends on its Common Shares and does not anticipate paying any such dividends in the foreseeable future. For information about the Company's recently announced warrant dividend, see "-- Possible Future Issuances of Common Stock and Other Securities," above.

STOCK PRICE VOLATILITY

     The price of the Company's Common Stock is subject to significant volatility due to fluctuations in revenues, earnings, capitalization, liquidity, press coverage, and financial market interest. Some of these factors may be exacerbated because the Company operates solely in the coffee beverage and related products industry, which is highly competitive and is dominated by a few exceptionally strong companies.

CONCENTRATION OF STOCK OWNERSHIP

     As of June 30, 1996, the three Company stockholders which held the largest numbers of shares were Baycor Ventures, which owned approximately 18%, PSSS, Inc., which owned approximately 8% of the Common Shares, and Gary C. Nelson, who owned approximately 8%. In the aggregate, Baycor, Mr. Nelson, and the other officers and directors of the Company currently own approximately 29% of the currently outstanding Common Shares. Accordingly, if Baycor Ventures, PSSS, Inc., Mr. Nelson, and the Company's other officers and directors were to vote in the same manner on any matter requiring approval of a majority of the outstanding Common Shares, such matter would most likely be approved or defeated, as the case may be, although the outcome would not be certain. Baycor Ventures is a wholly-owned subsidiary of Baycor Capital, Inc. Richard D. Shannon, the Chairman of the Company, and Kevin R. Baker, a director of the Company, each own 50% of the outstanding capital stock of Baycor Capital. PSSS, Inc. is not affiliated with the Company or with Baycor Ventures.

     As of the date of this Prospectus, $1,900,438.80 of convertible debt held by Santina Holding, Inc., Gross Foundation, Inc. and Legong Investments,
N.V. had been converted into 1,080,194 shares of Common Stock.

GENERAL LIABILITY AND COMMERCIAL INSURANCE; PRODUCT LIABILITY INSURANCE

     Although the Company carries general liability and commercial insurance with coverage up to $1,000,000 and product liability insurance with coverage up to $1,000,000, there can be no assurance that this insurance will be adequate to protect the Company against any general, commercial and/or product liability claims. Any general, commercial and/or product liability claim which is not covered by such policy, or is in excess of the limits of liability of such policy, could have a material adverse effect on the financial condition of the Company. There is no assurance that the Company will be able to maintain this insurance on reasonable financial terms.


GOVERNMENTAL REGULATION

     The food service industry is subject to extensive federal, state and local government regulations relating to the development and operation of food service outlets, including laws and regulations relating to building and seating requirements, the preparation and sale of food, cleanliness, safety in the workplace, accommodations for the disabled, and the Company's relationship with its employees, such as minimum wage requirements, discriminatory practices, overtime and working conditions and citizenship requirements. The Company-owned and franchised cafes and carts are subject to various federal laws and regulations, including without limitation, the Fair Labor Standards Act, the Americans With Disabilities Act, the Department of Agriculture, the Food & Drug Administration, and numerous State and local laws and regulatory agencies. The failure to obtain or retain necessary food licenses or substantial increases in the minimum wage could adversely affect the operation of the Company. Furthermore, federal government proposals relating to healthcare may result in higher costs for the Company. The Company is also subject to federal regulations and certain state laws which regulate the offer and sale of franchises to its franchisees.

POSSIBLE VOLATILITY OF STOCK

     The Company's Common Stock is currently traded on the NASDAQ Small Cap Market. The stock market has, from time to time, experienced extreme price and volume fluctuations which often have been unrelated to the operating performance of particular companies. Regulatory developments and economic and other external factors, as well as period-to-period fluctuations in financial results of the Company, may have a significant impact on the market price of the Common Shares. The continued trading of the Common Shares on NASDAQ is conditioned upon the Company meeting certain tests. If the Company fails to meet any of these tests, the Common Shares could be delisted from trading on the NASDAQ, which could materially affect the trading market for the Common Shares.


                              PLAN OF DISTRIBUTION

     The Registration Statement covering the Shares offered hereby will be maintained in effect, and the Shares may be sold thereunder by the Selling Stockholders, until December 31, 1997 (the "Offering Period"). At the end of the Offering Period, Shares not sold by the Selling Stockholders during the Offering Period will return to the status of restricted stock which may be sold pursuant to the provisions of Rule 144 under the Securities Act of 1933 (the "Act").

     Several of the Selling Stockholders have advised the Company that they may sell the Shares, directly or through brokers or dealers, from time to time during the Offering Period. Such sales may be made at the market price in one or more transactions on the NASD Automated Quotation System, Small Cap Market, on any other local or national exchange or quotation system on which the Company's Common Stock may then be listed; or at privately negotiated prices in negotiated transactions; or otherwise at prices and terms prevailing at the time of sale.


                            SELLING SECURITY HOLDERS

     As of the date of this Prospectus, the holders of the Notes are Gross Foundation, Inc. ("Gross"), which purchased one Note in the principal amount of $500,000, and Santina Holding, Inc., which purchased one Note in the principal amount of $1,000,000. As of the date of this Prospectus, the principal balance of the Note issued to Gross is $275,750; the current principal balance of the
Note issued to Santina is $133,796. The Company is not aware of any relationship between it, or any of its officers, directors, or principal shareholders, and Gross or Santina or any of their respective officers, directors, or affiliates, and during the three years prior to the issuance of the Notes neither Gross nor Santina, nor either of their officers or directors, have had any office, position, or material relationship with the Company, its predecessors, or, to the best of the Company's knowledge, its affiliates.

     Up to 1,300,000 shares of Common Stock, which could potentially be obtained upon conversion of the Notes as described herein, are covered by this Prospectus. Because the conversion price for the Company's Common Stock is, under the terms of the Notes, determined on the basis of the market value of such Common Stock immediately prior to the time of such conversion, and because of certain other limitations on the ability of the holder of the Notes to convert into such shares (see "DESCRIPTION OF THE NOTES AND OTHER RELATED AGREEMENTS -- TERMS OF THE NOTES -- CONVERSION OF THE NOTES" above), the total number of shares which might be required to be issued upon such conversion, and which consequently may actually be offered for resale pursuant to this Prospectus, is not determinable prior to the time of such conversion. Gross, Santina, or any subsequent holders of the Notes could potentially sell all of the shares of Common Stock which are obtained through conversion of the Notes, and if at the time of such resale they owned no other shares of Company Common Stock, the resale of all such shares would reduce the seller's ownership of Company Common Stock to zero. However, this Prospectus does not cover any shares of Common Stock or other securities of the Company which may be, or have been, obtained by Gross or Santina or any other holder of the Notes otherwise than through conversion of the Notes.


                                 USE OF PROCEEDS

     The Company received approximately $1,490,000 from the sale of the Notes, net of expenses, all of which has been or will be used for general corporate purposes.

     The Company will not receive any proceeds from any sale or other transfer of either the Notes themselves or the shares of Common Stock which may be obtained by the holder of the Notes upon conversion of the Notes. All proceeds from such transactions will go to the holders of Notes and/or the Shares.


                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

     The Company's Articles of Incorporation and By-Laws provide for indemnification of directors and officers to the full extent permitted or authorized under California law, for expenses, liabilities and losses actually and reasonably incurred as a result of any such director's or officer's status as such, provided that the indemnitee acted in good faith and in a manner he or she believed to be in or not to be opposed to the best interest of the corporation. In addition, the Company has entered into an Indemnification Agreement with each of its directors and executive officers, which agreement provides, among other things, for contractual rights of the indemnitee to advancement of expenses prior to final disposition of an action provided that, if required by California law, the indemnitee agrees to repay such advance upon the Company's request if it is ultimately determined that the indemnitee is not entitled to indemnification.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                         FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the federal income tax consequences associated with the granting and exercise of the Notes and the sale of the underlying Shares. This summary is based on existing federal income tax laws and regulations, and does not discuss the provisions of the income tax laws of any State or foreign country. This summary is applicable only as of the date of this Prospectus, and Investors should be aware that federal tax laws and regulations are subject to change at any time. It is not intended to be, or offered as, a complete description of the tax consequences which may be associated with either the grant or the conversion of the Notes, or as tax, investment, or legal advice. EVERY INVESTOR SHOULD CONSULT HIS, HER, OR ITS OWN TAX ADVISOR CONCERNING HIS OR HER INDIVIDUAL SITUATION.

     Conversion of the Notes will not result in taxable income to the Holder for federal income tax purposes, but taxable gain or loss may be realized upon the sale of either the Notes or the Common Stock issued upon any conversion of the Notes. Generally, such a sale will result in taxable gain or loss equal to the difference between the amount of cash and fair market value of other property received and the Holder's tax basis in the Notes or Common Stock sold. The Holder's basis in the Notes will generally be equal to the aggregate purchase price of the Notes. The Holder's tax basis in the shares of Common Stock received upon the conversion of any principal amount of the Notes will be generally equal to a pro rata portion of the Holder's adjusted tax basis in the Notes measured by the proportion that the principal amount of the Notes which is converted bears to the total principal amount of the Notes. Any gain or loss recognized on the sale of the Notes or Common Stock will be capital gain or loss, and will be long-term gain or loss if the Holder's holding period exceeds one year. The Holder will also realize taxable income with respect to interest paid on the Notes.


                                  LEGAL MATTERS

     The legality of the Common Stock offered hereby will be passed upon for the Company by Rosenblum, Parish & Isaacs, PC, of San Francisco and San Jose, California.


                                     EXPERTS

     The audited consolidated financial statements and schedules incorporated by reference in this Prospectus and elsewhere in this Registration Statement have been audited by Grant Thornton LLP, independent certified public accountants, as indicated in their reports with respect thereto; and are included therein and incorporated herein by reference in reliance upon the authority of such firm as experts in providing such reports.

     No person has been authorized in connection with this offering to give any information, or to make any representation not contained in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer of any securities other than those to which it relates or an offer to any person in any jurisdiction where such an offer would be unlawful, or in which the person making such offer or solicitation is not qualified to do so. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information herein is correct as of any time subsequent to its date.

                                      EXHIBIT A
                                      ---------


THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.


                                   CONVERTIBLE NOTE

Sacramento, California                                               $500,000.00
January 29, 1996

         FOR VALUE RECEIVED, JAVA CENTRALE, INC., a California corporation (hereafter called the "Borrower"), hereby promises to pay to GROSS FOUNDATION, INC., a Canadian corporation, or registered assigns (the "Holder") or order, the sum of Five Hundred Thousand Dollars ($500,000.00), on January 29, 1998, and to pay interest on the unpaid principal balance hereof at the rate of eight percent (8%) per annum from the date hereof until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. Any amount of principal of or interest on this Note which is not paid when due shall bear interest at the rate of fourteen percent (14%) per annum from the due date thereof until the same is paid. Interest shall commence accruing on the date hereof and shall be payable on the 15th day of each March, June, September and December, commencing March 15, 1996, and at maturity. All payments of principal of and interest on this Note shall be made in lawful money of the United States of America. All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note.


                    The following terms shall apply to this Note.

                                      ARTICLE I

                                      PREPAYMENT

         1.1 PREPAYMENT. So long as no Event of Default (as defined herein) shall have occurred and be continuing, the Borrower shall have the right, exercisable on not less than fifteen (15) days or more than twenty (20) days written notice to the Holder, at any time after the date hereof to prepay this
Note in whole or in any part of not less than $500,000 principal amount (or such lesser principal amount as shall remain unpaid at the time of exercise of such right), in accordance with this Section 1.1. Any notice of prepayment shall be delivered to the Holder at its registered address appearing on the records of the Borrower and shall state

(a) that the Borrower is exercising its right to prepay all or a portion of the principal amount of this Note, (b) the principal amount to be prepaid, and (c) the date of prepayment. On the date fixed for prepayment, the Borrower shall make payment of the Prepayment Amount (as hereinafter defined), and accrued and unpaid interest on the principal amount to be prepaid, to or upon the order of the Holder as specified by the Holder in writing to the Borrower at least one business day prior to the prepayment date. If the Borrower exercises its right to prepay all or a portion of this Note, the Borrower shall make payment to the Holder of an amount equal to the sum of (x) the principal amount of this Note to be prepaid plus (y) an amount equal to (i) 28.2% of the principal amount to be prepaid if such prepayment occurs prior to the 91st day after the Closing Date, or (ii) 33.33% of the principal amount to be prepaid if such prepayment occurs on or after the 91st day after the Closing Date (such sum being referred to as the "Prepayment Amount"), plus in each case accrued and unpaid interest on the principal amount being prepaid to the prepayment date. Upon the prepayment of less than the entire unpaid principal amount of this Note, a new Note containing the same date and provisions as this Note shall be issued by the Borrower to the Holder for the principal balance of this Note which shall not have been prepaid.


                                      ARTICLE II

                            CONVERSION AND PURCHASE RIGHTS

         2.1  CONVERSION RIGHT.

              2.1.1 The Holder shall have the right, from and after the date that is seventy-five (75) days after the date of this Note and thereafter at any time on or prior to the date this Note is paid in full, to convert at any time all or from time to time any part of the outstanding and unpaid principal amount of this Note of at least $50,000, or such lesser amount as shall remain unpaid at the time of the conversion, into fully paid and nonassessable shares of Common Stock, no par value (the "Common Stock"), of the Borrower at the conversion price determined as provided herein (the "Conversion Price"); PROVIDED, HOWEVER, that in no event shall the Holder be entitled to convert any portion of the principal amount of this Note in excess of that portion of such principal amount upon conversion of which the sum of (a) the number of shares of Common Stock beneficially owned by the Holder or any person associated with, or serving as an adviser to, the Holder (each an "Associated Person" and collectively, the "Associated Persons") (other than any shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the principal amount of this Note) and (b) the number of shares of Common Stock issuable upon the conversion of the portion of the principal amount of this Note with respect to which the determination in this proviso is being made, would result in beneficial ownership by any Associated Person of more than 9.9% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder, except as otherwise provided in clause (a) of the proviso to the immediately preceding sentence.

              2.1.2 Upon delivery to the Borrower by the Holder, as described in Section 2.3, below, of a Notice of Conversion of Convertible Note in the form attached hereto as EXHIBIT A, properly completed and duly executed by the Holder (a "Conversion Notice"), and surrender of this Note, the Borrower shall, as described in Section 2.3, issue and deliver to or upon the order of the Holder
(a) that number of shares of Common Stock for the portion of the Note converted as shall be determined in accordance herewith, (b) a new Note in the form hereof for the balance of the principal amount hereof, if any, and (c) payment of the accrued and unpaid interest on the portion of the principal amount of this Note so converted. The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal amount of the Note to be converted by the Conversion Price in effect on the date the Conversion Notice is delivered to the Borrower by the Holder (the date on which such Conversion Notice is actually received by the Borrower being herein referred to as the "Conversion Notice Date").

         2.2  CONVERSION PRICE.

              2.2.1 The Conversion Price shall be based on the daily mean average of the closing bid prices for the Common Stock on the NASDAQ SmallCap Market, or on the principal securities exchange or other securities market on which the Common Stock is then being traded, for the five (5) consecutive trading days ending one (1) trading day prior to the Conversion Notice Date (the "Market Average Price").

              2.2.2 In the event that any portion of this Note is converted into Common Stock as provided in this Article II, and the Conversion Notice Date takes place (a) prior to the expiration of ninety (90) days after the Closing Date (as such term is defined in the Note Purchase Agreement), then the Conversion Price applicable to that portion of the principal balance of this Note shall be equal to seventy-eight percent (78%) of the Market Average Price, or (b) on or after the ninety-first (91st) day following the said Closing Date, then the Conversion Price applicable to that portion of the principal balance of this Note shall be equal to seventy-five percent (75%) of the Market Average Price.

              2.2.3 Notwithstanding the foregoing provisions of this Section 2.2, in no event shall the Conversion Price determined pursuant to this Section
2.2 be more than $4.00 (subject to equitable adjustments for stock splits, stock dividends, combinations, recapitalizations, reclassifications and similar events) regardless of the actual amount otherwise determined pursuant to this
Section 2.2.

         2.3 METHOD OF CONVERSION. Except as otherwise provided in this Note or agreed by the Holder, this Note may be converted by the Holder in whole at any time or in part from time to time by (a) delivering to the Borrower, by facsimile transmission or otherwise, a Conversion Notice (the date on which such Conversion Notice is actually received by the Borrower being herein referred to as the "Conversion Notice Date") and (b) within three (3) business days after the Conversion Notice Date, surrendering this Note at the principal office of the Borrower. The Borrower shall, within three (3) business days after having received this Note as provided in the preceding sentence, deliver to the Holder a share Certificate representing the shares to which the Holder is entitled upon such conversion. Upon any partial exercise of the conversion rights provided hereby, a new Note containing the same date and provisions as this Note shall be issued by the Borrower to the Holder for the principal balance of this Note which shall not have been converted. This Note has been issued pursuant to a Note Purchase Agreement, dated as of January 29, 1996, between the Borrower and the original Holder of this Note (the "Note Purchase Agreement"). By its acceptance of this Note, each Holder agrees to be bound by the terms of the Note Purchase Agreement. This Note has been issued by the Borrower pursuant to the exemption from registration under the Act provided by Regulation D thereunder.

         2.4 CONCERNING THE SHARES. The Shares of Common Stock issuable upon conversion of this Note may not at any time be sold or transferred unless either
(a) they first shall have been registered under the Act and applicable state securities laws or (b) the Borrower shall have been furnished with an opinion of legal counsel to the effect that such sale or transfer is exempt from the registration requirements of the Act and all applicable state securities laws. Each certificate for shares of Common Stock issuable upon conversion of this Note that have not been so registered and that have not been sold pursuant to an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

    THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

Upon the request of a holder of a certificate representing any shares of Common Stock issuable upon conversion of this Note, the Borrower shall remove the foregoing legend from the certificate or issue to such holder a new certificate therefor free of any transfer legend, if, with such request, the Borrower shall have received either (i) an opinion of counsel to the effect that any such legend may be removed from such certificate, or (ii) if the present paragraph
(k) of Rule 144 or a substantially similar successor rule remains in force and effect, satisfactory representations from the holder that such holder is not then, and has not been during the preceding three (3) months, an affiliate of the Borrower, and that a period of at least three (3) years has elapsed since the later of the date the securities were acquired (as determined under Rule 144) from the Borrower or an affiliate of the Borrower.

         2.5  CONVERSION AT OPTION OF BORROWER.

              2.5.1 So long as no Event of Default shall have occurred and be continuing and so long as the Registration Statement to be filed by the Borrower pursuant to the Registration Rights Agreement referred to in Section 4(c) of the Note Purchase Agreement (the "Registration Rights Agreement") shall be effective, the Borrower shall have the right, exercisable at any time or from time to time after the date which is one hundred eighty (180) days after the Closing Date, to convert, in accordance with the provisions of this Article II (including Section 2.2 thereof), all or any part of the outstanding principal amount of this Note into shares of Common Stock to the extent the same is at such time convertible into shares of Common Stock.

              2.5.2 Such right shall be exercised by giving the Holder written notice of the Borrower's exercise thereof at least ten (10), but not more than fifteen (15), business days prior to the date on which such conversion is to take place (a "Borrower Conversion Notice"). The Borrower Conversion Notice shall state (a) the principal amount of this Note which the Borrower seeks to require to be converted into shares of Common Stock and (b) the conversion date (which shall not be less than ten (10) or more than fifteen (15) business days after the date on which the Borrower Conversion Notice is given).

              2.5.3 If the Borrower shall give a Borrower Conversion Notice, and prior to the date specified in such notice this Note (a) is not converted by the Holder in accordance herewith or repaid by the Borrower and (b) has not become due and payable (whether at maturity, upon acceleration, or otherwise), then on such conversion date, so long as the Registration Statement shall remain effective and the Borrower shall be in compliance in all material respects with its obligations under the Registration Rights Agreement, there shall be converted the lesser of (i) the principal amount of this Note which the Borrower has identified in the Borrower Conversion Notice or (ii) the maximum principal amount of this Note which on such conversion date is convertible in accordance with Section 2.1 of this Note.


                                     ARTICLE III

                                  EVENTS OF DEFAULT

         If or any of the following events of default (each, an "Event of Default") shall occur:

         3.1 FAILURE TO PAY PRINCIPAL OR INTEREST. The Borrower fails (a) to pay the principal hereof when due, whether at maturity, upon redemption, upon acceleration, or otherwise or (b) to pay any installment of interest hereon when due and, in the case of this clause (b) only, such failure constitutes for a period of five (5) days after the due date thereof;

         3.2 CONVERSION AND THE SHARES. The Borrower fails to issue shares of Common Stock to the Holder upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Note, fails to transfer any certificate for shares of Common Stock issued to the Holder upon conversion of this Note and when required by this Note or the Registration Rights Agreement, or fails to remove any restrictive legend on any certificate or any shares of Common Stock issued to the Holder upon conversion of this Note as and when required by this Note, the Note Purchase Agreement, or the Registration Rights Agreement;

         3.3 BREACH OF COVENANT. The Borrower breaches any material covenant or other material term or condition of this Note (other than as specifically provided in Sections 3.1 and 3.2 hereof), the Note Purchase Agreement or the Registration Rights Agreement and such breach continues for a period of ten (10) business days after written notice thereof to the Borrower from the Holder;

         3.4 BREACH OF REPRESENTATIONS AND WARRANTIES. Any representation or warranty of the Borrower made herein or in any agreement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Note Purchase Agreement and the Registration Rights Agreement), shall be false or misleading in any material respect when made;

         3.5 RECEIVER OR TRUSTEE. The Borrower or any subsidiary of the Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed;

         3.6 JUDGMENTS. Any money judgment, writ or similar process shall be entered or filed against the Borrower or any subsidiary of the Borrower or any of its property or other assets for more than $250,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the Holder, which consent will not be unreasonably withheld; or

         3.7 BANKRUPTCY. Bankruptcy, insolvency, reorganization, or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any subsidiary of the Borrower;

then upon the occurrence and during the continuation of any Event of Default specified in Section 3.1, 3.2, 3.3, 3.4 or 3.6, at the option of the Holder hereof, the Borrower shall, and upon the occurrence of any event of default specified in Section 3.5 or 3.7, the Borrower shall pay to the Holder an amount equal to the sum of (a) the unpaid principal amount of this Note plus (b) an amount equal to 28.2 percent of the unpaid principal amount of this Note, plus accrued and unpaid interest on the unpaid principal amount of this Note to the date of payment and all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.


                                      ARTICLE IV

                                    MISCELLANEOUS

         4.1 FAILURE OR INDULGENCY NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right, or privilege preclude other or further exercise thereof or of any other right, power, or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         4.2 NOTICES. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or sent by United States mail and shall be deemed to have been given upon receipt if personally served or sent by courier or three (3) days after being deposited in the United States mail, certified, with postage prepaid and properly addressed, if sent by mail. For the purposes hereof, the address of the Holder shall be as shown on the records of the Borrower; and the address of the Borrower shall be 1610 Arden Way, Suite 299, Sacramento, California 95815, Attention: President. Both the Holder and the Borrower may change the address for service by service of written notice to the other as herein provided.

         4.3 AMENDMENT PROVISION. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

         4.4 ASSIGNABILITY. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.

         4.5 COST OF COLLECTION. If default is made in the payment of this Note, the Borrower shall pay the Holder hereof costs of collection, including attorneys' fees.

         4.6 GOVERNING LAW. This Note shall be governed by the internal laws of the State of New York, without regard to the principles of conflict of laws.

         IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its duly authorized officer on the day and in the year first above written.

                                  JAVA CENTRALE, INC.



                                  By:/S/ GARY C. NELSON
                                     -----------------------------
                                      Name:   Gary C. Nelson
                                      Title:  President

                                                                     EXHIBIT A


                                 NOTICE OF CONVERSION
                                 OF CONVERTIBLE NOTE


TO:  JAVA CENTRALE, INC.

    (1)  Pursuant to the terms of the attached Convertible Note (the "Note"),
the undersigned hereby elects to convert $         principal amount of the Note
into shares of Common Stock of JAVA CENTRALE, INC., a California corporation (the "Borrower"). Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Note.

    (2) Please issue a certificate or certificates for the number of shares of Common Stock into which such principal amount of the Note is convertible in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

         --------------------               ---------------------
         Name                               Name

         ---------------------              ---------------------
         Address                             Address

         ---------------------              ---------------------
         SS or Tax ID Number                SS or Tax ID Number

    (3) In the event of partial exercise, please reissue an appropriate Note for the principal balance which shall not have been converted. Capitalized terms used in this Notice of Conversion and not otherwise defined herein shall have the respective meanings provided in the Note.

    (4) If the shares of Common Stock issuable upon conversion of the Note have not been registered under the Securities Act of 1933, as amended (the "Act"), the undersigned represents and warrants that (i) such shares of Common Stock are being acquired for the account of the undersigned for investment, and not with a view to, or for resale in connection with, the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares and (ii) the undersigned is an "accredited investor" as defined in Regulation D under the Act. The undersigned further agrees that (A) such shares shall not be sold or transferred unless either (i) they first shall have been registered under the Act and applicable state securities laws or (ii) the Borrower first shall have been furnished with an opinion of legal counsel reasonably satisfactory to the Borrower to the effect that such sale or transfer is exempt from the registration requirements of the Act and (B) the Borrower may place a legend on the certificate(s) for the shares to that effect and place a stop-transfer restriction in its records relating to the shares.




Date:
      -----------------------         -----------------------------

                             Signature of Registered Holder (must be signed exactly as name appears in the Note. The signature must be guaranteed by a member firm of the NYSE or the NASD or by a commercial bank or trust company having an office in the U.S. or must be notarized by a notary or notary public)

                                    EXHIBIT B



THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.


                                CONVERTIBLE NOTE

Sacramento, California                                             $1,000,000.00
January 29, 1996

          FOR VALUE RECEIVED, JAVA CENTRALE, INC., a California corporation (hereafter called the "Borrower"), hereby promises to pay to SANTINA HOLDING, INC., a Canadian corporation, or registered assigns (the "Holder") or order, the sum of One Million Dollars ($1,000,000.00), on January 29, 1998, and to pay interest on the unpaid principal balance hereof at the rate of eight percent (8%) per annum from the date hereof until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. Any amount of principal of or interest on this Note which is not paid when due shall bear interest at the rate of fourteen percent (14%) per annum from the due date thereof until the same is paid. Interest shall commence accruing on the date hereof and shall be payable on the 15th day of each March, June, September and December, commencing March 15, 1996, and at maturity. All payments of principal of and interest on this Note shall be made in lawful money of the United States of America. All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note.


          The following terms shall apply to this Note.

                                    ARTICLE I

                                   PREPAYMENT

          1.1 PREPAYMENT. So long as no Event of Default (as defined herein) shall have occurred and be continuing, the Borrower shall have the right, exercisable on not less than fifteen (15) days or more than twenty (20) days written notice to the Holder, at any time after the date hereof to prepay this
Note in whole or in any part of not less than $500,000 principal amount (or such lesser principal amount as shall remain unpaid at the time of exercise of such right), in accordance with this Section 1.1. Any notice of prepayment shall be delivered to the Holder at its registered address appearing on the records of the Borrower and shall state

(a) that the Borrower is exercising its right to prepay all or a portion of the principal amount of this Note, (b) the principal amount to be prepaid, and (c) the date of prepayment. On the date fixed for prepayment, the Borrower shall make payment of the Prepayment Amount (as hereinafter defined), and accrued and unpaid interest on the principal amount to be prepaid, to or upon the order of the Holder as specified by the Holder in writing to the Borrower at least one business day prior to the prepayment date. If the Borrower exercises its right to prepay all or a portion of this Note, the Borrower shall make payment to the Holder of an amount equal to the sum of (x) the principal amount of this Note to be prepaid plus (y) an amount equal to (i) 28.2% of the principal amount to be prepaid if such prepayment occurs prior to the 91st day after the Closing Date, or (ii) 33.33% of the principal amount to be prepaid if such prepayment occurs on or after the 91st day after the Closing Date (such sum being referred to as the "Prepayment Amount"), plus in each case accrued and unpaid interest on the principal amount being prepaid to the prepayment date. Upon the prepayment of less than the entire unpaid principal amount of this Note, a new Note containing the same date and provisions as this Note shall be issued by the Borrower to the Holder for the principal balance of this Note which shall not have been prepaid.


                                   ARTICLE II

                         CONVERSION AND PURCHASE RIGHTS

          2.1  CONVERSION RIGHT.

               2.1.1 The Holder shall have the right, from and after the date that is seventy-five (75) days after the date of this Note and thereafter at any time on or prior to the date this Note is paid in full, to convert at any time all or from time to time any part of the outstanding and unpaid principal amount of this Note of at least $50,000, or such lesser amount as shall remain unpaid at the time of the conversion, into fully paid and nonassessable shares of Common Stock, no par value (the "Common Stock"), of the Borrower at the conversion price determined as provided herein (the "Conversion Price"); PROVIDED, HOWEVER, that in no event shall the Holder be entitled to convert any portion of the principal amount of this Note in excess of that portion of such principal amount upon conversion of which the sum of (a) the number of shares of Common Stock beneficially owned by the Holder or any person associated with, or serving as an adviser to, the Holder (each an "Associated Person" and collectively, the "Associated Persons") (other than any shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the principal amount of this Note) and (b) the number of shares of Common Stock issuable upon the conversion of the portion of the principal amount of this Note with respect to which the determination in this proviso is being made, would result in beneficial ownership by any Associated Person of more than 9.9% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder, except as otherwise provided in clause (a) of the proviso to the immediately preceding sentence.

               2.1.2 Upon delivery to the Borrower by the Holder, as described in Section 2.3, below, of a Notice of Conversion of Convertible Note in the form attached hereto as EXHIBIT A, properly completed and duly executed by the Holder (a "Conversion Notice"), and surrender of this Note, the Borrower shall, as described in Section 2.3, issue and deliver to or upon the order of the Holder
(a) that number of shares of Common Stock for the portion of the Note converted as shall be determined in accordance herewith, (b) a new Note in the form hereof for the balance of the principal amount hereof, if any, and (c) payment of the accrued and unpaid interest on the portion of the principal amount of this Note so converted. The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal amount of the Note to be converted by the Conversion Price in effect on the date the Conversion Notice is delivered to the Borrower by the Holder (the date on which such Conversion Notice is actually received by the Borrower being herein referred to as the "Conversion Notice Date").

          2.2  CONVERSION PRICE.

               2.2.1 The Conversion Price shall be based on the daily mean average of the closing bid prices for the Common Stock on the NASDAQ SmallCap Market, or on the principal securities exchange or other securities market on which the Common Stock is then being traded, for the five (5) consecutive trading days ending one (1) trading day prior to the Conversion Notice Date (the "Market Average Price").

               2.2.2 In the event that any portion of this Note is converted into Common Stock as provided in this Article II, and the Conversion Notice Date takes place (a) prior to the expiration of ninety (90) days after the Closing Date (as such term is defined in the Note Purchase Agreement), then the Conversion Price applicable to that portion of the principal balance of this Note shall be equal to seventy-eight percent (78%) of the Market Average Price, or (b) on or after the ninety-first (91st) day following the said Closing Date, then the Conversion Price applicable to that portion of the principal balance of this Note shall be equal to seventy-five percent (75%) of the Market Average Price.

               2.2.3 Notwithstanding the foregoing provisions of this Section 2.2, in no event shall the Conversion Price determined pursuant to this Section
2.2 be more than $4.00 (subject to equitable adjustments for stock splits, stock dividends, combinations, recapitalizations, reclassifications and similar events) regardless of the actual amount otherwise determined pursuant to this
Section 2.2.

          2.3 METHOD OF CONVERSION. Except as otherwise provided in this Note or agreed by the Holder, this Note may be converted by the Holder in whole at any time or in part from time to time by (a) delivering to the Borrower, by facsimile transmission or otherwise, a Conversion Notice (the date on which such Conversion Notice is actually received by the Borrower being herein referred to as the "Conversion Notice Date") and (b) within three (3) business days after the Conversion Notice Date, surrendering this Note at the principal office of the Borrower. The Borrower shall, within three (3) business days after having received this Note as provided in the preceding sentence, deliver to the Holder a share Certificate representing the shares to which the Holder is entitled upon such conversion. Upon any partial exercise of the conversion rights provided hereby, a new Note containing the same date and provisions as this Note shall be issued by the Borrower to the Holder for the principal balance of this Note which shall not have been converted. This Note has been issued pursuant to a Note Purchase Agreement, dated as of January 29, 1996, between the Borrower and the original Holder of this Note (the "Note Purchase Agreement"). By its acceptance of this Note, each Holder agrees to be bound by the terms of the Note Purchase Agreement. This Note has been issued by the Borrower pursuant to the exemption from registration under the Act provided by Regulation D thereunder.

          2.4 CONCERNING THE SHARES. The Shares of Common Stock issuable upon conversion of this Note may not at any time be sold or transferred unless either
(a) they first shall have been registered under the Act and applicable state securities laws or (b) the Borrower shall have been furnished with an opinion of legal counsel to the effect that such sale or transfer is exempt from the registration requirements of the Act and all applicable state securities laws. Each certificate for shares of Common Stock issuable upon conversion of this Note that have not been so registered and that have not been sold pursuant to an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

Upon the request of a holder of a certificate representing any shares of Common Stock issuable upon conversion of this Note, the Borrower shall remove the foregoing legend from the certificate or issue to such holder a new certificate therefor free of any transfer legend, if, with such request, the Borrower shall have received either (i) an opinion of counsel to the effect that any such legend may be removed from such certificate, or (ii) if the present paragraph
(k) of Rule 144 or a substantially similar successor rule remains in force and effect, satisfactory representations from the holder that such holder is not then, and has not been during the preceding three (3) months, an affiliate of the Borrower, and that a period of at least three (3) years has elapsed since the later of the date the securities were acquired (as determined under Rule 144) from the Borrower or an affiliate of the Borrower.

          2.5  CONVERSION AT OPTION OF BORROWER.

               2.5.1 So long as no Event of Default shall have occurred and be continuing and so long as the Registration Statement to be filed by the Borrower pursuant to the Registration Rights Agreement referred to in Section 4(c) of the Note Purchase Agreement (the "Registration Rights Agreement") shall be effective, the Borrower shall have the right, exercisable at any time or from time to time after the date which is one hundred eighty (180) days after the Closing Date, to convert, in accordance with the provisions of this Article II (including Section 2.2 thereof), all or any part of the outstanding principal amount of this Note into shares of Common Stock to the extent the same is at such time convertible into shares of Common Stock.

               2.5.2 Such right shall be exercised by giving the Holder written notice of the Borrower's exercise thereof at least ten (10), but not more than fifteen (15), business days prior to the date on which such conversion is to take place (a "Borrower Conversion Notice"). The Borrower Conversion Notice shall state (a) the principal amount of this Note which the Borrower seeks to require to be converted into shares of Common Stock and (b) the conversion date (which shall not be less than ten (10) or more than fifteen (15) business days after the date on which the Borrower Conversion Notice is given).


               2.5.3 If the Borrower shall give a Borrower Conversion Notice, and prior to the date specified in such notice this Note (a) is not converted by the Holder in accordance herewith or repaid by the Borrower and (b) has not become due and payable (whether at maturity, upon acceleration, or otherwise), then on such conversion date, so long as the Registration Statement shall remain effective and the Borrower shall be in compliance in all material respects with its obligations under the Registration Rights Agreement, there shall be converted the lesser of (i) the principal amount of this Note which the Borrower has identified in the Borrower Conversion Notice or (ii) the maximum principal amount of this Note which on such conversion date is convertible in accordance with Section 2.1 of this Note.



                                   ARTICLE III

                                EVENTS OF DEFAULT

          If or any of the following events of default (each, an "Event of Default") shall occur:

          3.1 FAILURE TO PAY PRINCIPAL OR INTEREST. The Borrower fails (a) to pay the principal hereof when due, whether at maturity, upon redemption, upon acceleration, or otherwise or (b) to pay any installment of interest hereon when due and, in the case of this clause (b) only, such failure constitutes for a period of five (5) days after the due date thereof;

          3.2 CONVERSION AND THE SHARES. The Borrower fails to issue shares of Common Stock to the Holder upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Note, fails to transfer any certificate for shares of Common Stock issued to the Holder upon conversion of this Note and when required by this Note or the Registration Rights Agreement, or fails to remove any restrictive legend on any certificate or any shares of Common Stock issued to the Holder upon conversion of this Note as and when required by this Note, the Note Purchase Agreement, or the Registration Rights Agreement;

          3.3 BREACH OF COVENANT. The Borrower breaches any material covenant or other material term or condition of this Note (other than as specifically provided in Sections 3.1 and 3.2 hereof), the Note Purchase Agreement or the Registration Rights Agreement and such breach continues for a period of ten (10) business days after written notice thereof to the Borrower from the Holder;

          3.4 BREACH OF REPRESENTATIONS AND WARRANTIES. Any representation or warranty of the Borrower made herein or in any agreement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Note Purchase Agreement and the Registration Rights Agreement), shall be false or misleading in any material respect when made;

          3.5 RECEIVER OR TRUSTEE. The Borrower or any subsidiary of the Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed;

          3.6 JUDGMENTS. Any money judgment, writ or similar process shall be entered or filed against the Borrower or any subsidiary of the Borrower or any of its property or other assets for more than $250,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the Holder, which consent will not be unreasonably withheld; or

          3.7 BANKRUPTCY. Bankruptcy, insolvency, reorganization, or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any subsidiary of the Borrower;

then upon the occurrence and during the continuation of any Event of Default specified in Section 3.1, 3.2, 3.3, 3.4 or 3.6, at the option of the Holder hereof, the Borrower shall, and upon the occurrence of any event of default specified in Section 3.5 or 3.7, the Borrower shall pay to the Holder an amount equal to the sum of (a) the unpaid principal amount of this Note plus (b) an amount equal to 28.2 percent of the unpaid principal amount of this Note, plus accrued and unpaid interest on the unpaid principal amount of this Note to the date of payment and all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.


                                   ARTICLE IV

                                  MISCELLANEOUS

          4.1 FAILURE OR INDULGENCY NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right, or privilege preclude other or further exercise thereof or of any other right, power, or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

          4.2 NOTICES. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or sent by United States mail and shall be deemed to have been given upon receipt if personally served or sent by courier or three (3) days after being deposited in the United States mail, certified, with postage prepaid and properly addressed, if sent by mail. For the purposes hereof, the address of the Holder shall be as shown on the records of the Borrower; and the address of the Borrower shall be 1610 Arden Way, Suite 299, Sacramento, California 95815, Attention: President. Both the Holder and the Borrower may change the address for service by service of written notice to the other as herein provided.

          4.3 AMENDMENT PROVISION. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

          4.4 ASSIGNABILITY. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.

          4.5 COST OF COLLECTION. If default is made in the payment of this Note, the Borrower shall pay the Holder hereof costs of collection, including attorneys' fees.

          4.6 GOVERNING LAW. This Note shall be governed by the internal laws of the State of New York, without regard to the principles of conflict of laws.

          IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its duly authorized officer on the day and in the year first above written.

                            JAVA CENTRALE, INC.



                            By:/S/ GARY C. NELSON
                               ----------------------------
                                Name:   Gary C. Nelson
                                Title:  President

                                                                       EXHIBIT A


                                 NOTICE OF CONVERSION
                                 OF CONVERTIBLE NOTE


TO:  JAVA CENTRALE, INC.

    (1)  Pursuant to the terms of the attached Convertible Note (the "Note"),
the undersigned hereby elects to convert $         principal amount of the Note
into shares of Common Stock of JAVA CENTRALE, INC., a California corporation (the "Borrower"). Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Note.

    (2) Please issue a certificate or certificates for the number of shares of Common Stock into which such principal amount of the Note is convertible in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

         --------------------               ---------------------
         Name                               Name

         --------------------               ---------------------
         Address                             Address

         --------------------               ---------------------
         SS or Tax ID Number                SS or Tax ID Number

    (3) In the event of partial exercise, please reissue an appropriate Note for the principal balance which shall not have been converted. Capitalized terms used in this Notice of Conversion and not otherwise defined herein shall have the respective meanings provided in the Note.

    (4) If the shares of Common Stock issuable upon conversion of the Note have not been registered under the Securities Act of 1933, as amended (the "Act"), the undersigned represents and warrants that (i) such shares of Common Stock are being acquired for the account of the undersigned for investment, and not with a view to, or for resale in connection with, the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares and (ii) the undersigned is an "accredited investor" as defined in Regulation D under the Act. The undersigned further agrees that (A) such shares shall not be sold or transferred unless either (i) they first shall have been registered under the Act and applicable state securities laws or (ii) the Borrower first shall have been furnished with an opinion of legal counsel reasonably satisfactory to the Borrower to the effect that such sale or transfer is exempt from the registration requirements of the Act and (B) the Borrower may place a legend on the certificate(s) for the shares to that effect and place a stop-transfer restriction in its records relating to the shares.




Date:
     ------------------------         -----------------------------

                             Signature of Registered Holder (must be signed exactly as name appears in the Note. The signature must be guaranteed by a member firm of the NYSE or the NASD or by a commercial bank or trust company having an office in the U.S. or must be notarized by a notary or notary public)

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS
                        --------------------------------

Item 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


     The following table sets forth the various expenses in connection with the sale and distribution of the Shares being registered, other than underwriting discounts and commissions, if any, incurred by the Selling Stockholders in sales of Shares effected through intermediaries. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee.


          Securities and Exchange Commission
            Registration Fee . . . . . . . . . . . . . $  141.23
          Accounting Fees    . . . . . . . . . . . . . $  1,500*
          Blue Sky and Legal Fees  . . . . . . . . . . $  3,000*
          Miscellaneous  . . . . . . . . . . . . . . . $  1,000*
                                                       --------

             TOTAL                                     $ 5,641.23*
                                                       ----------
                                                       ----------
          ---------------
          * Estimated


Item 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article V of the Registrant's Amended and Restated Articles of Incorporation (the "Articles") provides that the liability of directors of the Registrant for monetary damages is eliminated to the fullest extent permissible under California law.

     Article VI of the Articles provides that the Registrant is authorized to indemnify its directors and officers to the fullest extend permissible under California law.

     Article VI of the Registrant's Bylaws provides, with certain qualifications, that the Registrant shall have the power to indemnify any person, who is or is threatened to be made a party to proceeding by reason of the fact that he or she is or was an officer, director, employee, or agent of the Registrant, for all costs, expenses and other amounts actually and reasonably incurred in connection with such proceeding. The foregoing indemnification is conditioned upon a finding, by either (i) the uninterested members of the Registrant's Board of Directors, (ii) its shareholders, (iii) independent legal counsel in a written opinion, or (iv) the court in which the proceeding is or was pending, that the person seeking indemnification was acting in good faith and in a manner reasonably believed to be in the best interests of the Registrant, or in the case of a criminal proceeding that he or she had no reasonable cause to believe that his or her conduct was unlawful.

     As authorized by the foregoing Article and Bylaw provisions, the Registrant and each of its Directors and executive officers individually have entered into Indemnification Agreements whereby the Registrant agreed to indemnify such individuals against any claims or expenses they may incur as a result of serving the Registrant in those or other capacities, provided that the person seeking indemnification was acting in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Registrant, or in the case of a criminal proceeding that he or she had no reasonable cause to believe that his or her conduct was unlawful. Additionally, the Registrant has entered into separate Indemnification Agreements, with the Registrant's principal corporate shareholder and the corporation which holds all of that company's stock, which provide similar indemnification against claims and expenses arising out of those relationships and certain consulting arrangements between those entities and the Registrant.


Item 16.  EXHIBITS.

     3.1       Amended and Restated Articles of Incorporation (filed as Exhibit
               3.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1994, and by this reference incorporated herein).

     3.2 Bylaws, as amended January 10, 1995 (filed as Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended December 31, 1994, and by this reference incorporated herein).

     4.1 Note Purchase Agreement, dated January 22, 1996, between the Registrant and Gross Foundation, Inc. (filed as Exhibit 4.1 to the Registrant's S-3 Registration Statement No. 333-1526 filed on February 21, 1996, and by this reference incorporated herein).

     4.2 Form of Convertible Note, dated January 29, 1996, issued to Gross Foundation, Inc. (filed as Exhibit 4.2 to the Registrant's S-3 Registration Statement No. 333-1526 filed on February 21, 1996, and by this reference incorporated herein).


     4.3 Registration Rights Agreement, dated January 22, 1996, between the Registrant and Gross Foundation, Inc. (filed as Exhibit 4.3 to the Registrant's S-3 Registration Statement No. 333-1526 filed on

               February 21, 1996, and by this reference incorporated herein).

     4.4 Note Purchase Agreement, dated January 22, 1996, between the Registrant and Santina Holding, Inc. (filed as Exhibit 4.4 to the Registrant's S-3 Registration Statement No. 333-1526 filed on February 21, 1996, and by this reference incorporated herein).


     4.5 Form of Convertible Note, dated January 29, 1996, issued to Santina Holding, Inc. (filed as Exhibit 4.5 to the Registrant's S-3 Registration Statement No. 333-1526 filed on February 21, 1996, and by this reference incorporated herein).


     4.6 Registration Rights Agreement, dated January 22, 1996, between the Registrant and Santina Holding, Inc. (filed as Exhibit 4.6 to the Registrant's S-3 Registration Statement No. 333-1526 filed on February 21, 1996, and by this reference incorporated herein).


Item 16.  EXHIBITS.  (Continued)

     5.        Opinion of Rosenblum, Parish & Isaacs, PC

     23.1      Consent of Rosenblum, Parish & Isaacs, PC
               (See Exhibit 5)

     23.2      Consent of Grant Thornton LLP

     24.       Power of Attorney (See the Signature Page at II-5)


Item 17.  UNDERTAKINGS.

     (a)  The undersigned hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (i)  The undersigned hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1993, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sacramento, California, this 5th day of September, 1996.



                                   JAVA CENTRALE, INC.


                                   By:  /S/ GARY C. NELSON
                                        --------------------
                                        Gary C. Nelson
                                          Its President
                                          (Principal Executive
                                          Officer)




                                   By:  /S/ STEVEN J. ORLANDO
                                        -------------------------
                                        Steven J. Orlando
                                          Its Vice President and
                                          Chief Financial Officer
                                          (Principal Financial and
                                          Accounting Officer)

                                POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose name appears below constitutes Richard D. Shannon, Gary C. Nelson, and Steven J. Orlando, and each of them individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities to sign any and all amendments (including without limitation post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his, her, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


     Pursuant to the requirements of the Securities Act of 1933, as amended, this amended Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


  Signature               Title              Date
  ---------               -----              ----


/S/ KEVIN R. BAKER       Director       September 5, 1996
- -----------------------
Kevin R. Baker



/S/ GARY C. NELSON       Director       September 5, 1996
- ------------------------ and President
Gary C. Nelson



/S/ RICHARD D. SHANNON   Director       September 5, 1996
- -----------------------  and Chairman
Richard D. Shannon       of the Board

                                INDEX TO EXHIBITS



  Exhibit
  Number            Exhibit
  ------            -------

     5.   Opinion of Rosenblum, Parish & Isaacs, PC

     23.1 Consent of Rosenblum, Parish & Isaacs, PC
               (See Exhibit 5)

     23.2 Consent of Grant Thornton, LLP